UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

PROPANC HEALTH GROUP CORPORATION

(Name of Registrant as Specified in Its Charter)

______________________________

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PROPANC HEALTH GROUP CORPORATION

Level 2, 555 Riversdale Road

Cambwerwell, VIC, 3124 Australia

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of Common Stock of Propanc Health Group Corporation:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of Propanc Health Group Corporation (the “Company” or “Propanc”), a Delaware corporation.  The Board of Directors (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of the following actions already approved by written consent of a majority of the voting stockholders and the Board:

•	to file a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Incorporation”) to decrease the Company’s authorized common stock, par value $0.001 per share (the “Common Stock”), from 10,000,000,000 shares to 2,000,000,000 shares, (the “Amendment”) and keep the authorized shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), unchanged.

The Amendment is more fully described in the accompanying Information Statement.  The written consent of a majority of the voting stockholders was in accordance with §228 of the Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out stockholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about July __, 2015 to stockholders of the Record Date.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT

JULY ___, 2015.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

July __, 2015	/s/ James Nathanielsz
James Nathanielsz Director, President and Chief Executive Officer

PROPANC HEALTH GROUP CORPORATION

Level 2, 555 Riversdale Road

Cambwerwell, VIC, 3124 Australia

____________________________________________

INFORMATION STATEMENT

July __, 2015

Action by Written Consent of Majority Stockholders

__________________________________

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to Propanc Health Group Corporation, a Delaware corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished by the Board of Directors (the “Board”) of Propanc Health Group Corporation, a Delaware corporation (the “Company” or “We”) to inform the stockholders of actions already approved by written consent (the “Written Consent”) as of June 10, 2015 (the “Record Date”) by the majority voting stockholders, North Horizon Investments Pty Ltd., Julian Kenyon and James Nathanielsz (the “Majority Voting Stockholders”).  As of the Record Date, the Majority Voting Stockholders of record held 71,427,645 share of our common stock, par value $0.001 per share (the “Common Stock”) and 500,000 shares of our Series A Preferred Stock (the “Preferred Stock”), which entitles the Majority Voting Stockholder to 321,427,645 shares in voting power. As a result, the Majority Voting Stockholders holding represent approximately 53.88% of the total stockholder voting power as of the Record Date.

Action by Written Consent

The following actions were approved by the written consent of the holders of a majority of our outstanding voting stock as of the Record Date, which we refer to as the Written Consent, in lieu of a special meeting:

●	Filing of the Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Incorporation”) to decrease the Company’s authorized Common Stock from 10,000,000,000 shares to 2,000,000,000 shares.

The Amendment is more fully described in the accompanying Information Statement.  The Written Consent was in accordance with the §228 of the Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out stockholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about July _, 2015 to stockholders of the Record Date.

Pursuant to the Written Consent on June 10, 2015, the Majority Voting Stockholders approved the Amendment to decrease the authorized Common Stock of the Company from 10,000,000,000 to 2,000,000,000 shares of Common Stock (the “Action”).

The Action was unanimously approved by our Board of Directors on June 10, 2015.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the Majority Voting Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our stockholders of certain corporate actions taken by the Majority Voting Stockholders pursuant to the Written Consent.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Action as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Voting Stockholders to reduce the costs and implement the Action in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock and Series A Preferred Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Action?

The affirmative vote of Majority Voting Stockholders of the Company on the Record Date is required for approval of the Action.  As of the Record Date, the Company had 346,592,013 shares of Common Stock and 500,000 shares of Series A Preferred Stock issued and outstanding.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.  In addition, each Series A Preferred Stock entitles its holder to 500 votes as of the Record Date. Because the Majority Voting Stockholders, holding a majority of the voting rights of the Company as of the close of business on the Record Date, voted in favor of the Action, no other stockholder consents will be obtained in connection with this Information Statement.

Do I have appraisal rights?

Neither §228 of the Delaware General Corporation Law nor our Certificate of Incorporation or bylaws provide our stockholders with appraisal rights in connection with the Action discussed in this Information Statement.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Voting Stockholders.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO DECREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000,000 SHARES TO 2,000,000,000 SHARES

The Company’s Certificate of Incorporation authorized the issuance of 10,000,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. On June 10, 2015, the Board of Directors of the Company approved the Certificate of Amendment of our Certificate of Incorporation, which is attached hereto as Exhibit A, to decrease the amount of authorized Common Stock of the Company from 10,000,000,000 shares to 2,000,000,000 shares of Common Stock.

The Board will file the Amendment with the Secretary of State of Delaware. The decrease in our authorized Common Stock will become effective on the date of filing.

Reason for Decrease in Authorized Shares

The general purpose and effect of the amendment to the Company’s Certificate of Incorporation in authorizing two billion (2,000,000,000) shares of Common Stock is to facilitate various financing agreements in the future to enable the company to continue its current business operations.

Reasons for and Effect of the Amendment

The Board believes that the Company’s stockholders may benefit from the decrease in the number of shares of Common Stock the Company is authorized to issue because potential investors could be wary of such a large number of authorized but unissued shares.  In addition, the decrease in the number of authorized shares of Common Stock could limit some anti-takeover strategies that could be implemented, as the number of shares of Common Stock that are issuable would be decreased which would limit the Company’s ability to issue additional shares of Common Stock and thereby dilute the ownership or voting rights of persons seeking to obtain control of the Company.

This decrease in our authorized common shares will have no material effect on the rights of existing stockholders, since it will not change the percentage of ownership of the Company of any stockholder. Moreover, the adoption of the Action will not of itself without further action of our Board cause or result in any changes in our current capital accounts or outstanding Common Stock.

Although we are reducing the authorized but unissued shares of Common Stock compared to outstanding shares of Common Stock due to these Actions, there remains the potential that such Actions could continue to have an anti-takeover effect, such as permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose stockholder efforts to amend or repeal the Certificate of Incorporation or Bylaws of the Company. Using available authorized shares in this manner could render more difficult or discourage an attempt to acquire control of the Company even if such a transaction would be beneficial to stockholders.

The Board is not aware of any such actual or contemplated takeover attempt.  Currently, we have no definitive plans or arrangements to issue any such shares, although the Company evaluates from time to time potential transactions that may result in the issuance of shares. Any such use or issuance of our shares would be regardless of whether the Amendment is effectuated.

Dissenter’s Rights of Appraisal

Neither of §228 of the Delaware General Corporation Law nor our Certificate of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the Action discussed in this Information Statement

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Action to be Taken”, the Board, consisting of the two members, James Nathanielsz and Julian Kenyon, approved the Amendment, and Majority Voting Stockholders of the Company further approved the Amendment. James Nathanielsz is the President and Chief Executive Officer of the Company.

Except the foregoing and disclosed elsewhere in this Information Statement, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officer are listed below in the section entitled "Principal Stockholders and Security Ownership of Management".  To our knowledge, the directors have not advised that they intend to oppose the Amendments, as more particularly described herein.

OUTSTANDING VOTING SECURITIES

As of the date of the Record Date, the Company had 346,592,013 shares of Common Stock and 500,000 shares of Series A Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval. Each share of outstanding Series A Preferred Stock is entitled to 500 votes as of the Record Date.

On June 10, 2015, the holders of 53.88% of the outstanding shares of our Common Stock and voting rights underlying the Series A Preferred Stock respectively executed and delivered to the Company the Written Consent approving the actions set forth herein. Since the actions have been approved by the Majority Voting Stockholders, no proxies are being solicited with this Information Statement.

§228 of the Delaware General Corporation Law provides in substance that unless the Company’s Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of June 9, 2015, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of June 9, 2015. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of June 9, 2015 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: Level 2, 555 Riversdale Road, Cambwerwell, VIC, 3124 Australia.

	Amount and Nature of Beneficial Ownership
	Common Stock (1)		Series A Preferred Stock			% Total
Name and Address of Beneficial Owner	No. of Shares	% of Class	No. of Shares		% of Class	Voting Power (3)
Directors and Officers
James Nathanielsz, President, Chief Executive Officer & Director 576 Swan Street Richmond, VIC, 3121, Australia (2)	42,961,111	12.45%	500,000	(3)	100%	49.11%

Julian Kenyon, Director Beechwood, Embley Lane East Wellow, Near Romsey, Hampshire, SO51 6DN, United Kingdom (4)	28,466,534	8.21%	-		-%	4.77%

All officers and directors as a group (two persons)	71,427,645	20.61%	500,000		100%	53.88%

5% Security Holders:

Putney Consultants Ltd. (5)	32,938,614	9.504%	-		-%	5.52%

(1)	Applicable percentages are based on 82,444,100 shares outstanding, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, Propanc believes that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)	Mr. Nathanielsz is a director and executive officer. Represents shares of common stock held by North Horizon Investments Pty Ltd., a Nathanielsz Family Trust. Mr. Nathanielsz has voting and investment power over these shares.

(3)	Each share of the Series A Preferred Stock is entitled to 500 votes on matters submitted to a vote of the stockholders as of the Record Date. Mr. Nathanielsz therefore controls an aggregate of 292,961,111 votes, or approximately 49.11% of the stockholder voting power as of June 9, 2015.

(4)	Dr. Kenyon is a director. Represents shares of common stock.

(5)	Dr. Douglas Mitchell, a former director and executive officer of the Company, has voting and investment power of Putney Consultants Ltd.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our common stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our common stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written request to Propanc Health Group Corporation, Level 2, 555 Riversdale Road, Cambwerwell, VIC, 3124 Australia. Attention: James Nathanielsz. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

By Order of the Board of Directors

Date: July _, 2015	/s/ James Nathanielsz
James Nathanielsz
President and Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

PROPANC HEALTH GROUP CORPORATION

Propanc Health Group Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That a meeting of the Board of Directors of PROPANC HEALTH GROUP CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

To decrease the authorized shares of common stock, par value $0.001 per share, from 10,000,000,000 shares to 2,000,000,000.

The authorized preferred shares shall remain at 10,000,000 shares, par value of $0.01.

Such as: the total number of shares the company is authorized to issue is 2,010,000,000, of which 2,000,000,000 are common with the par value $0.001 and 10,000,000 are preferred with par value $0.01.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate of Amendment to be signed by its officer thereunto duly authorized this _________ day of June, 2015.

Propanc Health Group Corporation

By:
Name:	James Nathanielsz
Title:	President and CEO